UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2008
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SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
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Delaware	000-51593	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
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   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

If and to the extent required by applicable rule or regulation, the information contained under Item 8.01 below is hereby incorporated by reference into this Item 2.04.

Item 8.01	Other Events.

The last reported sale price of SunPower Corporation’s class A common stock for at least 20 of the last 30 trading days during the company's second fiscal quarter ending June 29, 2008 equaled or exceeded $70.94, which represents 125% of the conversion price for one of the company's two outstanding series of senior convertible debentures.  Accordingly, pursuant to the terms of the indenture governing the company's $200 million aggregate principal amount of 1.25% senior convertible debentures due 2027, the market price conversion trigger has been satisfied and the debentures may be converted at the holders' option during the company's third fiscal quarter ending September 28, 2008.

The disclosure above is qualified in its entirety by the text of the applicable indenture and first supplemental indenture, which describe in further detail all of the conversion features of the debentures and which were filed on February 8, 2007 with Securities and Exchange Commission as exhibits to the company’s Current Report on Form 8-K.

A copy of the press release, dated June 23, 2008, announcing the satisfaction of the market price conversion trigger is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated June 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: June 23, 2008	By: /s/ Emmanuel Hernandez
Name: Emmanuel Hernandez
Title: Chief Financial Officer

Exhibit No.	Description
99.1	Press Release dated June 23, 2008